Exhibit 99.1

Contact:	Sandra Sternberg
Maya Pogoda
Sitrick and Company
310-788-2850

Interstate Bakeries to Exit Bread Market in Southern California;
Production, Sale and Delivery of Snack Cakes and Donuts to Continue

Kansas City, Missouri – August 28, 2007 -- Interstate Bakeries Corporation (IBC) (OTC:IBCIQ.PK) said today that, pending Bankruptcy Court approval and amendment of its debtor-in-possession (DIP) financing facility, it plans to exit the bread market in Southern California.   The company plans to close four bread, bun and roll bakeries in Southern California and consolidate routes and distribution centers across the region.  The company said its customers in Southern California can expect to continue receiving delivery of its bread products through October 20, 2007.
IBC will continue to bake, sell, and deliver Hostess®  and Dolly Madison® snack cakes and donuts in Southern California.
“Because of its impact on employees and their families, exiting a market is probably the most difficult decision a company can make.  At the same time, our primary consideration has to be the company’s long-term survival and financial health,” said Craig Jung, chief executive officer.
“While IBC has made marked progress in several problem markets over the past six months, bread operations in Southern California continue to be unprofitable.”
Mr. Jung went on to say that IBC has long struggled with structural barriers to profitability in the Southern California bread market.  These include incursions by lower-cost, non-union competitors; an irrational competitive pricing environment; and changing market and customer demands. This is compounded by a high fixed cost structure, excessive workers’ compensation costs and a confrontational relationship with one of the company’s major unions.
“We must stop reinforcing failure and press harder where there is success,” Mr. Jung said.  “This means allocating our resources to those markets that are profitable, have positive cash flow and can earn their cost of capital.”
Business Plan Seeks Operating Changes
In its business plan, which was presented to constituents in June 2007, the company identified two core platforms.  The first is to evolve its current, high-cost, “one-size-fits-all” traditional route delivery structure that has been used for several decades to an advanced path-to-market structure it believes creates better jobs for sales employees, and will significantly drive selling and delivery productivity.  This involves flexibility in the company’s ability to meet changing market demands.  Currently, work rules under IBC’s collective bargaining agreements are prohibitively restrictive in how it can operate its business.
Second, the company is asking its unions for concessions to achieve meaningful productivity savings in its health and welfare plans.  To date, the company has not asked its unions for any concessions on pension plans.
The company said that its secured creditors are running out of patience with IBC’s inability to develop a consensual plan of reorganization.  IBC has been in bankruptcy for nearly three years.
“We have weeks, not months or years, to act.  Union agreement to path-to-market and the health and welfare concessions in our business plan are crucial,” said Mr. Jung.

Southern California Details
The four bread, bun and roll plants IBC intends to close are located in Glendale, Pomona, San Diego, and Los Angeles, California.  In addition, the company plans to eliminate approximately 325 routes, and close 17 distribution centers and 19 outlet stores by October 29, 2007.  The closings and consolidations are expected to impact approximately 1,300 employees.
 “We will work closely with customers in Southern California to ensure an orderly transition, and to ensure that we do not disrupt their businesses as we re-shape ours,” said Jane Miller, acting executive vice president and chief customer officer.
Assuming Bankruptcy Court approval and amendment of its DIP financing facility, the Company’s preliminary estimate of charges to be incurred in connection with the planned closures and consolidations in Southern California is approximately $29.2 million, including approximately $12.8 million of employee-related cash charges, approximately $13.8 million of non-cash asset impairment charges, and approximately $2.6 million in other cash charges. In addition, the Company intends to spend approximately $1.8 million for accrued expenses to effect the consolidation.  In addition to the asset impairment charges discussed above, the Company may need to recognize impairment charges related to trademarks and trade names that could be impaired as a result of the consolidation announced today.  The Company is not able to provide an estimate of these charges currently.
Impact of Closures and Consolidations on Pension Plans
As previously disclosed, IBC currently contributes to more than 40 multi-employer pension plans as required under various collective bargaining agreements, many of which are under-funded. The portion of a plan’s under-funding allocable to an employer deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as “withdrawal liability.” Certain of the plans have filed proofs of claim in IBC’s bankruptcy case alleging that partial withdrawals have already occurred, although IBC disputes these claims. IBC is conducting the Southern California consolidation in a manner that it believes will not result in withdrawal liability to the relevant multi-employer pension plans. Nevertheless, due to the complex nature of such a determination and the inability to obtain current and complete relevant information, no assurance can be given that withdrawal claims based upon IBC’s prior action or resulting from this consolidation or future consolidations will not result in significant liabilities for IBC. Should a partial or complete withdrawal be found to have occurred, the amount of any partial or complete withdrawal liability arising from such under-funded multi-employer pension plans to which IBC contributes would likely be material and could adversely affect our financial condition and, as a general unsecured claim in our current bankruptcy proceedings, any potential recovery to our constituencies.
About the Company
Interstate Bakeries Corporation is one of the nation’s largest commercial bakers and distributors of fresh-baked bread and sweet goods, sold under various brand names, including Wonder®, Merita®, Home Pride®, Baker’s Inn®, Hostess®, Drake’s®, and Dolly Madison®. The company is headquartered in Kansas City, Missouri.
      Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure,excess industry capacity, rising employee healthcare and pension costs, and higher costs for ingredients and energy.  The Company continues to operate its business in the ordinary course as a debtor-in-possession.

Forward-Looking Statement

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the evaluation of various alternatives, including, but not limited to, the sale of some or all of its assets, infusion of capital, debt restructuring and the filing and ultimate approval of a plan of reorganization with the Bankruptcy Court, or any combination of these options; the Company’s ability to implement its business plan developed as a basis for its discussion regarding one or more plans of reorganization; the Company’s ability to obtain concessions from its unionized workforce to reduce costs and allow for greater flexibility in the method and manner of distributing its products; risks associated with the Company’s restructuring activities, including the risks associated with achieving the desired savings; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility as amended and restated; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to negotiate an extension (if necessary) or refinance its DIP financing facility, which expires on February 9, 2008; the ability of the Company to develop, propose, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with cost increases in materials, ingredients, energy and employee wages and benefits; the Company’s ability to successfully reject unfavorable contracts and leases; the duration of the Chapter 11 process;  the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims; the significant time that will be required by management to structure and implement a plan of reorganization, as well as to evaluate the Company’s various alternatives discussed above; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company’s products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; successful implementation of information technology improvements; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to single employer, multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company’s multi-employer pension plans as a result of prior actions or current consolidations; the effectiveness and adequacy of our information and data systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; acceptance of new product offerings by consumers and the Company’s ability to expand existing brands; the performance of the Company’s recent new product introductions, including the success of such new products in achieving and retaining market share; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors.  These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.